Exhibit 5.1

'טולצ'ינסקי שטרן מרציאנו כהן לויצקי ושות
Tulchinsky Stern Marciano Cohen Levitski & Co.

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מגדל המוזיאון ● רח' ברקוביץ' 4 ● תל אביב 64238 ● טל. 03-6075000 ● פקס. 03-6075050

Museum Tower ● 4 Berkowitz St. ● Tel Aviv 64238 ● Tel. (972) 3-6075000 ● Fax. (972) 3-6075050
______________

 רח' קרן היסוד 38 ● ירושלים 92149 ● טל. 02-6511919 ● פקס. 02-6513133

38 Keren Hayesod Street ● Jerusalem 92149 ● Tel. (972) 2-6511919 ● Fax. (972) 2-6513133

Menachem Tulchinsky, Adv.
Doron Stern, Adv.
Amir Levitski, Adv.
David Cohen, Adv.
Isaac Marciano, Adv. (C.P.A.)
Yossi Ratnovsky, Adv. (C.P.A.)
Alon Tabak Aviram, Adv. *
Daniel Chinn, Adv.
Baruch Perl, Adv.
Glenn (Gershon) Shalom-Winter, Adv.*
Uriel Barak, Adv.*
Asaf Ben-Zeev, Adv.
Assaf Benmelech, Adv.
Ayelet Broditzky, Adv.
Michal Markovitz-Blachar, Adv.
Hadas Poraz, Adv.
Dafna Achiam, Adv.
Liat Sass, Adv.
Lana Tavor, Adv.

Alon Fiul, Adv.
Galia Suesskind-Spiegel, Adv.
Alon Karniel, Adv.
Ofer Dolinsky, Adv.
Talya Michaelson, Adv.
Shimrit Lifshitz-Shachal, Adv.
Efrat Shuster, Adv.
Avital Mandel-Hara, Adv.
Uri Nesher, Adv.
Amit Hirsch, Adv.
Tamar Nesher, Adv.
Aviad Avergil, Adv.
Pinhas Yair Bartal, Adv.
Ilanit Levi-Avrahami, Adv.
Liron Levi-Gabay, Adv.
Elad Mirvis, Adv.
Yasmin Ziv, Adv.
Avital Sela, Adv.
Gilad Wiener, Adv.

אלון פיול, עו"ד
גליה  זיסקינד-שפיגל,  עו"ד
אלון  קרניאל,  עו"ד
עופר  דולינסקי,  עו"ד
טליה מייקלסון, עו"ד
שימרית  ליפשיץ-שחל,  עו"ד
אפרת שוסטר, עו"ד
אביטל מנדל-הרה, עו"ד
אורי נשר, עו"ד
עמית הירש, עו"ד
תמר נשר, עו"ד
אביעד אברגיל, עו"ד
פנחס יאיר ברטל, עו"ד
אילנית לוי-אברהמי, עו"ד
לירון לוי-גבאי, עו"ד
אלעד מירוויס, עו"ד
יסמין זיו, עו"ד
אביטל סלע, עו"ד
גלעד וינר , עו"ד
מנחם טולצ'ינסקי, עו"ד
דורון  שטרן,  עו"ד
אמיר לויצקי, עו"ד
דיויד  כהן,  עו"ד
(יצחק  מרציאנו,  עו"ד  (רו"ח
(יוסי  רטנובסקי,  עו"ד  (רו"ח
אלון  טבק אבירם,  עו"ד *
דניאל צ'ין, עו"ד
ברוך  פרל,  עו"ד
גרשון  שלום-וינטר,  עו"ד *
אוריאל  ברק,  עו"ד *
אסף  בן-זאב,  עו"ד
אסף בנמלך, עו"ד
אילת ברודיצקי, עו"ד
מיכל  מרקוביץ-בלשר,  עו"ד
הדס  פורז,  עו"ד
דפנה אחיעם, עו"ד
ליאת סאס, עו"ד
לנה  תבור,  עו"ד

*Member of the N.Y. Bar Association

January 7, 2013

Compugen Limited
72 Pinchas Rosen St.
Tel-Aviv 69512

Ladies and Gentlemen,

We refer to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed by Compugen Ltd., a company organized under the laws of the State of Israel (the “Company”), with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Act”), relating to the  registration of the following securities of the Company: (i) ordinary shares, nominal value NIS 0.01 per share (the “Ordinary Shares”), (ii) warrants to purchase Ordinary Shares (the “Warrants”), (iii) subscription rights to purchase Ordinary Shares (the “Rights”) and (iv) debt securities, which may include debt securities convertible or exchangeable into Ordinary Shares (the “Debt Securities”) , or any combination thereof (collectively, the “Securities”), with an aggregate initial offering price not to exceed $100,000,000.

As Israeli counsel to the Company in connection with the registering of the Securities pursuant to the Registration Statement, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents provided to us by the Company, corporate records, certificates of public officials and other instruments as we have deemed necessary in order to enable us to express the opinions hereinafter set forth. Insofar as the opinions expressed herein involve factual matters, we have relied exclusively, (without independent factual investigation or verification), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Company and upon certificates of public officials. We have also considered such questions of Israeli law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

'טולצ'ינסקי שטרן מרציאנו כהן לויצקי ושות
Tulchinsky Stern Marciano Cohen Levitski & Co.

In making the examination described above, we have assumed the genuineness of all signatures, the capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such documents and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, and we have assumed the truth of all facts communicated to us by the Company, and have assumed that all consents, minutes and protocols of meetings of the Company's board of directors and shareholders which have been provided to us are true, accurate and have been properly prepared in accordance with the Company's incorporation documents and all applicable laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.
With respect to the Ordinary Shares, when (i) specifically authorized and approved for issuance and sale by the Company by all necessary corporate action (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Act and such effectiveness shall not have been terminated or rescinded, (iii) an appropriate prospectus supplement with respect to the applicable Ordinary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iv) if the applicable Ordinary Shares are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the applicable Ordinary Shares in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the sale of the Ordinary Shares have been duly established by all necessary corporate action and in conformity with the Company’s then operative Memorandum of Incorporation and Articles of Association and such terms and the issuance and sale of the Ordinary Shares do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Ordinary Shares have been issued, sold and delivered as contemplated by the Underwriting Agreement, if applicable, and the Registration Statement and the prospectus included therein, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Ordinary Shares will be validly issued, fully paid, and nonassessable.

2.
With respect to the Warrants, when (i) specifically authorized and approved for issuance and sale by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Act and such effectiveness shall not have been terminated or rescinded, (iii) the warrant agreement to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”) relating to the Warrants has been duly authorized, executed, and delivered, (iv) an appropriate prospectus supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (v) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Warrants in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Warrants and of their issuance and sale have been duly established by all necessary corporate action and in conformity with the Company's then operative Memorandum of Incorporation and Articles of Association and the Warrant Agreement and any warrant certificates and such terms and the issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued, sold and delivered as contemplated by the Underwriting Agreement, if applicable, and the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company.

'טולצ'ינסקי שטרן מרציאנו כהן לויצקי ושות
Tulchinsky Stern Marciano Cohen Levitski & Co.

3.
With respect to the Rights, when (i) specifically authorized and approved for issuance and sale by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Act and such effectiveness shall not have been terminated or rescinded, (iii) the rights agreement to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a rights agent to be selected by the Company (each, a “Rights Agreement”) and any certificates relating to the Rights have been duly authorized, executed, and delivered, (iv) an appropriate prospectus supplement with respect to the applicable Rights has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (v) if the applicable Rights are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Rights in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Rights and of their issuance and sale have been duly established by all necessary corporate action and in conformity with the Company's then operative Memorandum of Incorporation and Articles of Association and the Rights Agreement and any rights certificates and such terms and the issuance and sale of the Rights do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Rights have been duly executed and countersigned in accordance with the Rights Agreement and issued, sold and delivered as contemplated by the Underwriting Agreement, if applicable, and the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Rights will constitute valid and legally binding obligations of the Company.

4.
With respect to the Debt Securities, when (i) specifically authorized and approved for issuance and sale by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Act and such effectiveness shall not have been terminated or rescinded, (iii) an appropriate prospectus supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iv) if the applicable Debt Securities are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Debt Securities in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the Debt Securities and of their issuance and sale have been duly established by all necessary corporate action and in conformity with the Company's then operative Memorandum of Incorporation and Articles of Association and the relevant form of indenture and such terms and the issuance and sale of the Debt Securities do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) such Debt Securities have been duly executed and authenticated in accordance with the relevant form of indenture and issued, sold and delivered as contemplated by the Underwriting Agreement, if applicable, and the Registration Statement and the prospectus included therein, (vii) the relevant indenture relating to the Debt Securities has been qualified under all relevant laws, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, such Debt Securities will constitute valid and legally binding obligations of the Company.

The opinions set forth herein are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

'טולצ'ינסקי שטרן מרציאנו כהן לויצקי ושות
Tulchinsky Stern Marciano Cohen Levitski & Co.

The opinions expressed herein are limited to matters governed by the laws of the State of Israel, and we express no opinion with respect to the laws of any other country, state or jurisdiction or with respect to any matter governed by such laws. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, to any other matters.

The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of any such changes. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

With respect to our opinion as to the Ordinary Shares and Securities convertible into or exercisable for Ordinary Shares, we have assumed that, at the time of issuance and sale, a sufficient number of Ordinary Shares are registered (authorized) and available for issuance under the Company’s Memorandum of Incorporation and Articles of Association as then in effect and that the consideration for the issuance and sale of the Ordinary Shares (including the Ordinary Shares underlying Debt Securities convertible into Ordinary Shares or Warrants or Rights exercisable for Ordinary Shares) is in an amount that is not less than the nominal (par) value of the Ordinary Shares. We have also assumed that any Warrants and Rights offered under the Registration Statement, and the related Warrant Agreement and Rights Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have not independently verified any of the foregoing assumptions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm in the section of the Registration Statement entitled “Legal Matters”. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside of the State of Israel.

This opinion is being delivered to you solely for your information in connection with the above matter and may not be relied upon in any manner by any other person and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

Yours sincerely,

/s/ Tulchinsky Stern Marciano Cohen, Levitski & Co.,
Law Offices